UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2018
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On May 11, 2017, Inseego Corp. (the “Company”) asserted claims against Robert Ralston and Ethan Ralston (together, the “Ralstons”), the former stockholders of R.E.R. Enterprises, Inc., in an action entitled Inseego Corp. v. Robert Ralston, et al. (Delaware Court of Chancery C.A. No. 2017-0366-JTL) (the “Action”). The Ralstons filed an Answer and Counterclaim in the Action on January 16, 2018. On July 26, 2018, the Company entered into a Mutual General Release and Settlement Agreement with the Ralstons resolving the Action (the “Settlement Agreement”).
The Settlement Agreement reduces the Company’s acquisition related liability by approximately $17 million from approximately $21.1 million previously accrued (consisting of $15.8 million in cash and $5.3 million in stock as previously disclosed in the Company’s SEC filings). The Settlement Agreement provides for full settlement of the Action, including all counterclaims related thereto, in exchange for the Company’s payment of approximately $4 million in cash and stock, as described below.
Pursuant to the terms of the Settlement Agreement, (a) the parties agreed to dismiss the Action with prejudice; (b) the parties agreed to a mutual general release of all claims, known and unknown, other than their prospective obligations under the Settlement Agreement and claims arising after the date of the Settlement Agreement; (c) the Company agreed to (i) pay the Ralstons $1 million in cash by August 17, 2018, (ii) immediately instruct its transfer agent to permit the transfer or sale of 973,333 shares of common stock of the Company (“Common Stock”) presently held by the Ralstons, (iii) immediately issue an aggregate 500,000 shares of Common Stock to the Ralstons, (iv) within 12 months following the execution of the Settlement Agreement, deliver to the Ralstons an aggregate of $1 million in cash, Common Stock, or a combination thereof (with the value of any Common Stock so issued to be determined based upon the last closing price of the Common prior to such issuance), at the Company’s option, (v) within 24 months following the execution of the Settlement Agreement deliver to the Ralstons aggregate of $1 million in cash, Common Stock, or a combination thereof (with the value of any Common Stock so issued determined based upon the last closing price of the Common Stock prior to such issuance), at the Company’s option, and (vi) file one or more registration statements and obtain all necessary permissions to allow resales of any shares of Common Stock issued to the Ralstons pursuant to the Settlement Agreement.
The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
On July 27, 2018, the Company issued 500,000 shares of its common stock, $0.001 par value per share, to the Ralstons as partial consideration pursuant to the terms of the Settlement Agreement. The shares were issued in reliance upon exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this report:

10.1
Mutual General Release and Settlement Agreement, dated July 26, 2018, between Inseego Corp., successor to Novatel Wireless, Inc., on the one hand, and Robert E. Ralston and Ethan B. Ralston, on the other hand.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inseego Corp.

By:	/s/ Stephen Smith
Stephen Smith
Executive Vice President and Chief Financial Officer

Date: July 31, 2018